EXHIBIT
StoneX Group Inc.

2022 OMNIBUS INCENTIVE COMPENSATION PLAN

StoneX Group Inc., a Delaware corporation (the “Company”), has previously adopted this StoneX Group Inc. 2022 Omnibus Incentive Compensation Plan (the “Plan”). In 2021, the following plans: (i) the INTL FCStone Inc. 2013 Stock Option Plan, (ii) the INTL FCStone Inc. 2017 Restricted Stock Plan and (iii) the INTL FCStone Inc. 2016 Long-Term Performance Incentive Plan (together, the “Prior Plans”) were merged with and into the 2021 Omnibus Incentive Compensation Plan. The Plan supersedes the 2021 Omnibus Incentive Compensation Plan. Outstanding grants under the Prior Plans shall continue in effect according to their terms as in effect at this time (subject to such amendments as the Committee (as defined below) determines, consistent with the Prior Plans, as applicable). Any shares available under the Prior Plans will be cancelled upon the approval of the 2022 Omnibus Incentive Compensation Plan. The Company commits to reduce the Plan share reserve by the number of shares granted under the 2021 Omnibus Incentive Compensation Plan between December 31, 2021 and March 4, 2022 (the “2022 Grants”) if the Plan is approved at the Annual Meeting of Shareholders.

The purpose of the Plan is to further align the interests of officers, directors, employees and consultants of StoneX Group Inc. and its subsidiaries with those of the shareholders by providing the opportunity to receive certain incentive compensation opportunities under the Plan. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective upon its adoption by the Board of Directors of the Company (the “Board”) and its approval by the Company’s shareholders on the date of the 2022 Annual Meeting of Shareholders (the “Effective Date”).

Section 1. Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a) “Cause” shall mean, except to the extent otherwise set forth in a Grant Instrument or an employment or service contract between the Participant and the Employer, a finding by the Committee that the Participant has (i) materially breached his or her employment or service contract with the Employer, or any other written non-competition, non-solicitation, invention assignment or confidentiality agreement between the Participant and the Employer, (ii) engaged in gross negligence (other than as a result of Disability or occurring after the Participant’s provision of notice in connection with a resignation for Good Reason) or willful misconduct in carrying out his or her duties, resulting in material injury to the Company, monetarily or otherwise, (iii) materially breached any fiduciary obligations as an officer of the Company, or (iv) been convicted by a court of law of, or entered of a pleading of guilty or nolo contendere with respect to, a felony or any other crime for which fraud or dishonesty is a material element, excluding traffic violations.

For purposes of determining Cause, no act or omission by the Grantee shall be considered “willful” unless it is done or omitted in bad faith or without reasonable belief that the Grantee’s action or omission was in the best interests of the Company. Any act or failure to act based upon: (a) authority given pursuant to a resolution duly adopted by the Board, or (b) advice of counsel for the Company, shall be conclusively presumed to be done or omitted to be done by the Grantee in good faith and in the best interests of the Company. In addition, as to items (i)-(iii) above, if the action or inaction in question is susceptible of a cure, then no finding of Cause shall occur prior to written notice to the Grantee setting forth in reasonable detail the action or inaction at issue, and the Grantee’s failure to cure such condition following a cure period of no less than fifteen (15) days.

(b) “Change of Control” shall mean, except to the extent otherwise set forth in a Grant Instrument, a (i) Change in Ownership of the Company, (ii) Change in Effective Control of the Company, (iii) Change in the Ownership of Assets of the Company, or (iv) a Merger, in the case of each of clauses (i), (ii), (iii) and (iv), as described herein and construed in accordance with Section 409A of the Code, or (v) a liquidation or dissolution of the Company; except that no Change of Control shall be deemed to occur as a result of a change of ownership resulting from the death of a stockholder or a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote).

(i) A “Change in Ownership of the Company” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of the Company that, together with the stock previously held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of the Company. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of the Company or to cause a Change in Effective Control of the Company (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock.

(ii) A “Change in Effective Control of the Company” shall occur if, in any twelve-month period, (A) a Person, or Persons Acting as a Group, acquires ownership of capital stock of the Company possessing 30% or more of the total voting power of the capital stock of the Company, or (B) a majority of the members of the Board are not Continuing Directors. “Continuing Directors” means, as of any date of determination, any member of the Board who (1) was a member of the Board on the Effective Date or (2) was nominated for election, elected or appointed to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

(iii) A “Change in the Ownership of Assets of the Company” shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the twelve-month period ending on the date of the most recent acquisition by such Person or Persons), assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(iv) A “Merger” shall occur upon the consummation of a merger, amalgamation or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with such a transaction pursuant to applicable stock exchange requirements; provided that, immediately following such transaction, the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger, amalgamation or consolidation or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such transaction, 50% or more of the total fair market value or total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that such a transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 50% or more of either the then-outstanding Company Stock or the combined fair market value or voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control.

(v) The following rules of construction apply in interpreting the definition of Change of Control:

(A) A “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, and the rules and regulations thereunder, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the capital stock of the Company in a registered public offering.

(B) Persons will be considered to be “Persons Acting as a Group” (or “Group”) if (i) they are considered to be acting as a group within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations thereunder or (ii) they are owners of a corporation or other entity that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(C) For purposes of the definition of Change of Control, “fair market value” shall be determined by the Board.

(D) A Change of Control shall not include a transfer to a related person as described in Code Section 409A or a public offering of capital stock of the Company.

(E) For purposes of the definition of Change of Control, Code Section 318(a) applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treas. Reg. § 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(c) “Client” shall mean any client or prospective client of the Company to whom the Participant provided services, or for whom the Participant transacted business, or whose identity become known to the Participant in connection with the Participant’s relationship with or employ by the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations and Treasury guidance issued thereunder.

(e) “Committee” shall mean the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.

(f) “Company Stock” shall mean Common Stock, $0.01 par value per share, of the Company.

(g) “Competitive Enterprise” shall mean a business enterprise that (a) engages in any activity, (b) owns or controls a significant interest in or (c) is owned by, or a significant interest in which is owned by or controlled by, any entity that engages in any activity, that, in any case, competes anywhere with any activity in which the Company is engaged.

(h) “Competition” shall mean that the Participant (i) forms, or acquires a 5% or greater equity ownership, voting or profit participation interest in, any Competitive Enterprise, or (ii) associates in any capacity (including, but not limited to, association as an officer, employee, partner, director, consultant, agent or advisor) with any Competitive Enterprise.

(i) “Consultant” shall mean a consultant of the Company or any subsidiary of the Company.

(j) “Director” shall mean a member of the Board or, solely for the purposes of awards of Options, a member of the board of directors of any subsidiary of the Company.

(k) “Disability” or “Disabled” shall have the meaning set forth in Section 409A(a)(2)(C) of the Internal Revenue Code.

(l) “Employed by, or providing service to, the Employer” shall mean employment or service as an Employee, Consultant or Director (so that, for purposes of satisfying conditions with respect to Options, Restricted Stock Awards and LTIP Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be any of an Officer, Director, Employee or Consultant).

(m) “Employee” shall mean an employee of the Employer (including an officer or director who is also an employee), but excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the Internal Revenue Service, other governmental agency or a court. Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of the Plan, unless the Committee determines otherwise.

(n) “Employer” shall mean the Company and each of its subsidiaries.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules, regulations and applicable guidance issued thereunder.

(p) “Fair Market Value” shall mean (i) if the Company Stock is traded on an established securities market (including the NASDAQ Stock Market), the reported “closing price” on the relevant date, if it is a trading day; otherwise on the immediately preceding trading day; or (ii) if the Company Stock is not traded on an established securities market, the fair market value, as determined by the Board in good faith under a reasonable valuation method, as of the valuation date coinciding with or, if none, most recently preceding the relevant date. Such fair market valuation determination shall be made in a manner consistent with the rules prescribed under Section 409A of the Code, and with respect to Incentive Stock Options, consistent with rules prescribed under Section 422 of the Code.

(q) “Grant” shall mean an Option, Restricted Stock Award or LTIP Award granted under the Plan.

(r) “Grant Instrument” shall mean the written or electronic agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(s) “Good Reason” unless otherwise set forth in a Grant Instrument or an employment or service contract between the Participant and the Employer, shall mean (i) a reduction in the Participant’s base salary, other than a reduction at the substantially similar rate to reductions in base salary of all similarly situated employees or (ii) the Employer requiring the Participant’s principal place of employment to be located more than thirty-five (35) miles from the location where the Participant is principally employed as of the Grant Date, unless the new location is closer in distance to the Participant’s primary residence than the existing location.

(t) “Incentive Stock Option” shall mean an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.

(u) “LTIP Award” shall mean a long term incentive performance-based cash grant awarded under the Plan, which may include performance-based interest accrual opportunities.

(v) “Mature Shares” shall mean shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and that such holder either (i) has held for at least six months or (ii) has purchased on the open market.

(w) “Nonqualified Stock Option” shall mean an Option that is not intended to be taxed as an Incentive Stock Option.

(x) “Officer” shall mean a person who is an officer of the Company or any of its subsidiaries within the meaning of Section 16 of the Exchange Act.

(y) “Option” shall mean an option to purchase shares of Company Stock, as described in Section 6, which shall take the form of either an Incentive Stock Option or a Nonqualified Stock Option.

(z) “Participant” shall mean an Officer, Director, Employee or Consultant selected by the Committee to participate in the Plan.

(aa) “Restricted Stock Award” shall mean an award of Company Stock, as described in Section 6.

(bb) “Retirement” shall mean termination of the Participant’s employment or service as a Director (other than for Cause) on or after the date of grant at a time when (a) the sum of the Participant’s age plus years of service with the Company equals or exceeds sixty-five (65) and (b) the Participant has completed at least ten (10) years of service with the Company (with years of service for purposes of (a) and (b) to include service with any predecessor of the Company, unless determined otherwise by the Committee).

(cc) “Solicit” shall mean any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking an action.

Section 2. Administration

(a) Committee. The Plan shall be administered and interpreted by the Committee. Notwithstanding the foregoing, with respect to awards to Directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

(b) Committee Authority. Subject to Section 2(a), the Committee shall have the sole authority to (i) determine the individuals to whom Grants shall be made under the Plan, (ii) determine the type, size and terms of the Grants to be made to each such Participant, (iii) determine the time when the Grants will be made, (iv) determine the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (v) amend the terms of any previously issued Grants, subject to the provisions of Section 12 below, (vi) make factual determinations and adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion and (vii) deal with any other matters arising under the Plan. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be final, conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to Participants or Grants.

(c) Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more Officers the authority of the Committee to grant and determine the terms and conditions of Options and Restricted Stock Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Grants to any members of the Board or to any Officer. The Committee shall also be permitted to delegate, to any appropriate Officer or Employee, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to Officers or Employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such Officer or Employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

Section 3. Grants

Grants under the Plan may consist of Options as described in Section 5, Restricted Stock Awards as described in Section 6, and LTIP Awards as described in Section 7. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final, conclusive and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

Section 4. Shares Subject to the Plan

(a) Shares Authorized. The aggregate number of shares of Company Stock that may be issued or transferred under the Plan (including shares of Company Stock subject to outstanding grants under the Prior Plans) as of the Effective Date shall be 2,350,000 minus the number of shares subject to 2022 Grants. Without exceeding the foregoing aggregate limit, the number of shares of Common Stock that may be issued or transferred under Options and the number of shares of Common Stock that may be issued or transferred under all Restricted Stock Awards may be determined by the Committee.

LTIP Awards shall be cashed based awards (with no shares of Common Stock issued or transferred pursuant to any LTIP Awards).

(b) Source of Shares; Share Counting. Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares held in the Company's treasury. To the extent that any Option or Restricted Stock Award involving the issuance of shares of Common Stock, including for this purpose any 2022 Grants, is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Option or Restricted Stock Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be issued under the Plan pursuant to such limitations. Notwithstanding anything to the contrary contained herein: shares subject to a Grant under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, (c) shares covered by Grants that were not issued upon the settlement of the Grant, or (d) shares purchased on the open market using the cash proceeds from the exercise of an Option.

(c) Adjustments. If, after the Effective Date, there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, amalgamation, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, the price per share or the applicable market value of such Grants and any applicable performance metrics with respect to outstanding Grants shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments to outstanding Grants shall be consistent with Section 409A or 424 of the Code, to the extent applicable. The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, conclusive and binding.

(d) Minimum Vesting. Notwithstanding anything in the Plan to the contrary, awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the award is granted; provided that the foregoing restriction does not apply to (i) the Committee’s discretion to provide for accelerated exercisability or vesting of any awards and (ii) 5% or less of the shares of Common Stock available for issuance under the Plan (as set forth in Section 4(a), as may be adjusted pursuant to Section 4(c)).

(e) Dividends and Dividend Equivalents. Notwithstanding anything in this Plan to the contrary, no dividends or dividend equivalents shall be paid on any award prior to vesting. In the sole discretion of the Committee, an award may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities or other property, on a deferred basis; provided that such dividends or dividend equivalents shall be subject to the same vesting conditions as the Award to which such dividend equivalents relate.

(f) A Participant who is a non-employee Director may not receive compensation as a non-employee Director for any fiscal year in excess of $750,000 in the aggregate, including cash payments and Awards.

Section 5. Options

(a) Eligible Participants. The Committee may grant Options to an Officer, Director, Employee or Consultant upon such terms as the Committee deems appropriate. In order to be eligible for an Incentive Stock Option, a Director or Consultant must also be a common law employee of the Company as provided in Section 422 of the Code.

(b) Selection of Participants/Number of Shares. The Committee shall select the Officers, Directors, Employees and Consultants to receive Option grants and shall determine the number of shares of Company Stock subject to a particular grant in such matter as the Committee determines.

(c) Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of grant, of shares of Company Stock with respect to which any Incentive Stock Options under the Plan and all other plans of the Company become exercisable by any individual for the first time in any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall be deemed a Nonqualified Stock Option.

(d) Deleted.

(e) Grant Instrument. Subject to the provisions of the Plan, each Option granted to Participant shall be set forth in a Grant Instrument which shall include such terms and conditions as the Board determines, including a vesting schedule. Each such Grant Instrument shall incorporate the provisions of the Plan by reference. The date of the grant of an Option is the date specified in the Grant Instrument. Any Grant Instrument shall clearly identify the corresponding Option as an Incentive Stock Option or Nonqualified Stock Option.

(f) Option Prices. Except as otherwise provided by this Section 5(f), the option price for Shares of Company Stock shall not be less than one hundred percent (100%) of the fair market value of the Stock on the date of the grant of such Option. The option price for any Incentive Stock Option granted to a Participant who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Stock on the date of the grant of such Option. Any Option that is (1) granted to a Participant in connection with the acquisition, however effected, by the Company of another corporation or entity or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of such acquired corporation, entity or an affiliate thereof held by such Participant immediately prior to such acquisition, and (3) intended to preserve for the Participant the economic value of all or a portion of such acquired entity option, may be granted with such exercise price as the Board determines to be necessary to achieve such preservation of economic value. For purposes of this Section 5(f), a Participant’s common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

(g) Term of Options. No Option, including Incentive Stock Options, granted under the Plan may be exercised later than ten (10) years from the date of grant. The term for any Incentive Stock Option granted to a Participant who possesses more than ten percent (10%) of the total combined voting power of all classes of common stock of the Company shall not be more than five (5) years from the date of grant. For purposes of this Section 5(g), a Participant’s common stock ownership shall be determined by taking into account the rules of constructive ownership set forth in Section 424(d) of the Code.

(h) Exercise of Option.

(i) Limitation on Exercise of Option. Except as otherwise provided in the Plan, the Board, in its sole discretion, may limit an Option by restricting its exercise in whole or in part to specified vesting periods or until specified conditions have occurred. The vesting periods and any restrictions will be set forth in the Grant Instrument. The Board, in its sole discretion, may accelerate the vesting of any Option at any time.

(ii) Exercise Prior to Cancellation. An Option shall be exercisable only during the term of the Option as long as the Participant remains continuously Employed by or providing service to the Employer or any successor thereof. Notwithstanding the preceding sentence, as long as the Option's term has not expired, and unless otherwise provided in the Grant Instrument, an Option which is otherwise exercisable in accordance with its provisions shall be exercisable:

(A) for a period ending ninety (90) days after the Participant has terminated his or her continuous employment with the Employer, unless the Participant was terminated for Cause by the Employer, in which case the Option shall terminate upon the delivery of the notice of termination of employment; or

(B) for a period ending ninety (90) days after the removal or resignation of the Participant from the Board or the board of directors of any parent entity, subsidiary or any successor thereof on which such Participant has served; or

(C) by the estate of the Participant, within one (1) year after the date of the Participant’s death, if the Participant should die while in the continuous employment of the Employer or while serving on the Board of the Company or any parent entity, subsidiary or any successor thereof; or

(D) within one (1) year after the Participant’s employment with the Employer terminates, if the Participant becomes disabled during continuous employment with the Company and such Disability is the cause of termination.

(iii) Method of Exercising an Option. Subject to the provisions of any particular Option, including any provisions relating to vesting of the Option, a Participant may exercise the Option, in whole or in part, by any method specified by the Committee in a Grant Agreement or otherwise. In no event may an Option be exercised after the expiration of its term. A Participant is under no obligation to exercise an Option or any part thereof.

(i) Payment for Option Stock. The exercise of any Option shall be contingent upon receipt by the Company of the acceptable form of consideration equal to the full option price of the shares of Company Stock being purchased. The acceptable form of consideration may consist of any combination of (i) cash, (ii) certified bank check, (iii) wire transfer, (iv) subject to the approval of the Board, Mature Shares, (v) pursuant to procedures approved by the Board, (x) through the sale of the shares of Company Stock acquired on exercise of the Option through a broker-dealer to whom the Participant has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of applicable withholding taxes payable by the Participant by reason of such exercise, or (y) through simultaneous sale through a broker of shares of Company Stock acquired upon exercise. For purposes of Section 5(iv), Mature Shares that are delivered in payment of the option price shall be valued at their Fair Market Value.

(j) Delivery of Stock to Participant. Provided the Participant has delivered proper notice of exercise and full payment of the option price, the Company shall undertake and follow all necessary procedures to make prompt delivery of the number of shares of Company Stock which the Participant elects to purchase at the time specified in such notice. Such delivery, however, may be postponed at the sole discretion of the Company to enable the Company to comply with any applicable procedures, regulations or listing requirements of any governmental agency, stock exchange or regulatory authority. As a condition to the issuance of shares of Company Stock, the Company may require such additional payments from the Participant as may be required to allow the Company to withhold any income taxes which the Company deems necessary to insure the Company that it can comply with any federal, state, local and foreign income tax withholding requirements.

(k) Nontransferability of Options. Except as otherwise provided in Section 5(h)(C) or (D) of the Plan, an Option granted to a Participant may be exercised only during such Participant’s lifetime by such Participant. An Option may not be sold, exchanged, assigned, pledged, encumbered, hypothecated or otherwise transferred except by will or by the laws of descent and distribution. No Option or any right thereunder shall be subject to execution, attachment or similar process by any creditors of a Participant. Upon any attempted assignment, transfer, pledge, hypothecation or other encumbrance of any Option contrary to the provisions of the Plan, such Option and all rights thereunder shall immediately terminate and shall be null and void with respect to the transferee or assignee.

(l) Notification of Disqualifying Disposition. If a Participant sells or otherwise disposes of any of the shares of Common Stock acquired pursuant to an Incentive Stock Option on or before the later of (i) two (2) years after the date of grant, or (ii) one (1) year after the exercise date, the Participant shall immediately notify the Company in writing of such disposition.

(m) Participant’s Rights as a Holder of Shares of Common Stock. A Participant shall have no rights as a holder of shares of Common Stock Subject to an Option until the date the Participant becomes the holder of record of such securities. Except as otherwise provided in Section 12 of the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(n) Termination of Employment; Death; Change of Control. The Committee, in its sole discretion, may specify in the applicable Grant Instrument or other agreement the effect of a termination of employment or service, death, Disability or a Change of Control on any Award held by a Participant, including the adjustment or other treatment of performance measures. Unless otherwise provided by the Committee or set forth in a Grant Instrument or other agreement, if a Participant's employment with the Company or any affiliate shall be terminated for any reason, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further payments, vesting or exercisability with respect to any Option in its entirety.

Section 6. Restricted Stock Awards

(a) Eligible Participants. The Committee may issue or transfer shares of Company Stock to an Officer, Director or Employee under a Restricted Stock Award, upon such terms as the Committee deems appropriate.

(b) Selection of Participants/Number of Shares. The Committee shall select the Officers, Directors and Employees to receive Restricted Stock Awards and shall determine the number of shares of Company Stock subject to a particular grant in such matter as the Committee determines.

(c) Grant Instrument. Subject to the provisions of the Plan, each Restricted Stock Award granted to a Participant shall be set forth in a Grant Instrument which shall include such terms and conditions as the Board determines, including a vesting schedule and transfer restrictions. Each such Grant Instrument shall incorporate the provisions of the Plan by reference. The date of the grant of a Restricted Stock Award is the date specified in the Grant Instrument.

(d) Purchase Price. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

(e) Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Grant Instrument, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment or service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

(f) Restrictions/Forfeiture. Shares of Company Stock granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. In addition to any otherwise applicable vesting or performance conditions of a Restricted Stock Award, the Committee may specify in a Grant Instrument at the time of the grant of any Restricted Stock Award that the Participant’s rights with respect to a Restricted Stock Award shall be subject to cancellation or forfeiture upon the occurrence of certain specified events. The Committee may require in a Grant Instrument that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

(g) Rights as Shareholder. Subject to the foregoing provisions of this Section 6 and the applicable Grant Instrument, the Participant shall have all rights of a shareholder with respect to the shares of Company Stock granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, subject to Section 4(e). Notwithstanding the foregoing, a Participant shall have no rights as a holder of shares of Common Stock with respect to any Restricted Stock Award until the date the Participant becomes the holder of record of such securities.

(h) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The

Committee may provide in a Grant Instrument that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

(i) Termination of Employment; Death; Change of Control. The Committee, in its sole discretion, may specify in the applicable Grant Instrument or other agreement the effect of a termination of employment or service, death, Disability or a Change of Control on any Award held by a Participant, including the adjustment or other treatment of performance measures. Unless otherwise provided by the Committee or set forth in a Grant Instrument or other agreement, if a Participant’s employment with the Company or any affiliate shall be terminated for any reason, the Company may, in its sole discretion, immediately terminate such Participant’s right to any further vesting with respect to any Restricted Stock Award in its entirety.

Section 7. Performance-Based Cash Compensation Awards

(a) Eligible Participants. The Committee may grant LTIP Awards to Officers and Employees of the Company, upon such terms and conditions as the Committee deems appropriate.

(b) Selection of Participants/Number of Shares. The Committee shall select the Officers and Employees to receive LTIP Awards and shall determine the cash target subject to a particular grant in such matter as the Committee determines.

(c) Grant Instrument. Subject to the provisions of the Plan, each LTIP Award granted to a Participant shall be set forth in a Grant Instrument which shall include such terms and conditions as the Board determines, including a vesting schedule. Each such Grant Instrument shall incorporate the provisions of the Plan by reference. The date of the grant of an LTIP Award is the date specified in the Grant Instrument.

(d) Purchase Price. The Committee may require the payment by the Participant of a specified purchase price in connection with any LTIP Award.

(e) Vesting; Performance Measures; Payment. The timing and conditions for vesting and/or payment of LTIP Awards, including any events which would accelerate vesting and/or payment of Awards, shall be determined by the Committee, in its sole discretion, and may include continued services to the Company for a specified period and/or the achievement of one or more performance measures, or such other events or requirements as the Committee may determine, in its sole discretion. In particular, the amounts payable under an LTIP Award may vary based on, be indexed to, or be conditioned all or in part on, the satisfaction of one or more performance measures, which performance measures may relate to such measures or combination of measures of individual performance and/or the Company’s performance (including, without limitation, any divisional, business unit or other performance) as the Committee, in its sole discretion, deems appropriate. Performance measures may be absolute or relative, may include, without limitation, risk-based adjustments or adjustments for items that are unusual in nature or infrequent in occurrence, may be measured over a specified performance period which may be a fiscal year or any longer or shorter period of time, and may be based on, without limitation, return on equity, EBITDA, return on common equity, total shareholder return, market price of the Company’s common stock or the market price, face amount or discounted value of other debt or equity securities, book value per share, tangible book value per share, earnings per share, net income, pre-tax operating income, net revenues or pre-tax earnings or debt-to-equity ratio. If the vesting and/or performance measures of a LTIP Award shall not be satisfied, the Award shall be forfeited.

(f) Forfeiture; Recapture. Unless the Committee determines otherwise, the Participant’s rights in respect of all of his or her outstanding LTIP Awards (whether or not vested) shall immediately terminate and such Awards shall cease to be outstanding if: (i) the Participant in any manner, directly or indirectly, (1) Solicits any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing any business with the Company or (2) interferes with or damages (or attempts to interfere with or damage) any relationship between the Company and any Client or (3) Solicits any person who is an employee of the Company to resign from the Company or to apply for or accept employment with any Competitive Enterprise, (ii) the Participant fails to certify to the Company, in accordance with procedures established by the Committee, that the Participant has complied, or the Committee determines that the Participant in fact has failed to comply, with all the terms and conditions of the Plan or Grant Instrument or (iii) any event constituting Cause occurs with respect to the Participant. By accepting any payment in accordance with the Plan, the Participant shall be deemed to have represented and certified at such time that the Participant has complied with all the terms and conditions of the Plan and the Grant Instrument.

(g) Termination of Employment; Death; Change of Control. The Committee, in its sole discretion, may specify in the applicable Grant Instrument or other agreement the effect of a termination of employment or service, death, Disability or a Change of Control on any Award held by a Participant, including the adjustment or other treatment of performance measures. Unless otherwise provided by the Committee or set forth in a Grant Instrument or other agreement, if a Participant’s employment with the Company or any affiliate shall be terminated for any reason, the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments or vesting with respect to any LTIP Award in its entirety.

(h) Deferral of Awards. Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval and to the extent permitted under Section 409A of the Code, each Participant may be eligible to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Company, of part or all of any payments otherwise due under any LTIP Award.

(i) Maximum Amount. Notwithstanding anything to the contrary in the Plan or any applicable Grant Instrument, no Participant shall receive any payment under any LTIP Award in an amount in excess of the amount stated as the “Maximum Individual Bonus” under the StoneX Group Inc. 2021 Executive Performance Plan or such other successor plan, as the Committee may determine.

(j) Repayment. The Committee may determine that amounts paid pursuant to an LTIP Award in accordance with the Plan be repaid to the Company, which terms shall be set forth in the applicable Grant Instrument.

Section 8. Consequences of a Change of Control

(a) Acceleration. Unless the Committee determines otherwise, effective upon the date of the Change of Control, (i) all outstanding Options shall automatically accelerate and become fully exercisable, (ii) the restrictions and conditions on all outstanding Restricted Stock Awards shall immediately lapse, and (iii) all LTIP Awards shall become fully vested and shall be paid (with such LTIP Award vesting and payment to be calculated in the same manner as if the Participant was terminated without Cause).

(b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants: the Committee may (i) require that Participants surrender their outstanding Grants in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to (a) in the case of Options, the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options exceeds the Exercise Price of the Options, (b) in the case of Restricted Stock the then Fair Market Value of the shares of Company Stock underlying the Participant’s Restricted Stock award and (c) in the case of LTIP Awards, the fair market value of the LTIP Award as determined by the Board in its sole discretion, (ii) after giving Participants an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate or (iii) determine that outstanding Grants that are not exercised or otherwise remain in effect after the Change of Control shall be assumed by, substituted with, converted to or replaced with similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify. The actions taken by the Committee pursuant to this Section 8 need not be uniform among Participants or among Grants.

(c) Notices. Notwithstanding anything in the Plan to the contrary, the Company shall use its best efforts to give at least fifteen (15) days written notice of a Change of Control to holders of unexercised Options prior to the effective date of the transaction constituting a Change of Control.

(d) Section 280G Better Off-Cutback.

(i) Anything in the Plan to the contrary notwithstanding, in the event that the Accounting Firm (as defined below) shall determine that receipt of all Payments (as defined below) would subject the Participant to tax under Section 4999 of the Code, the Accounting Firm shall determine whether some amount of Plan Payments (as defined below) meets the definition of “Reduced Amount.” If the Accounting Firm determines that there is a Reduced Amount, then the aggregate Plan Payments shall be reduced to such Reduced Amount.
(ii) If the Accounting Firm determines that the aggregate Plan Payments should be reduced to the Reduced Amount, the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof. Notwithstanding the provisions of Section 2(c), all determinations made by the Accounting Firm under this Section 8(d) shall be binding upon the Company. In connection with making determinations under this Section 8(d), the Accounting Firm shall take into account the value of any reasonable compensation for services to be rendered by the Participant before or after the Change in Control, including any non-competition provisions that may apply to the Participant, and the Company shall cooperate in the valuation of any such services, including any non-competition provisions.
(iii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the Participant’s benefit pursuant to the Plan which should not have been so paid or distributed (each, an “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the Participant’s benefit pursuant to the Plan could have been so paid or distributed (each, an “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or the Participant which the Accounting Firm believes has a high probability of success determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the Participant’s benefit shall be repaid by the Participant to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such repayment shall be required if and to the extent such deemed repayment would not either reduce the amount on which the Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the Participant’s benefit together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code. All fees and expenses of the Accounting Firm in implementing the provisions of this Section 8(d) shall be borne by the Company.
(iv) The following terms shall have the following meanings for purposes of this Section 8(d).
(A) A “Payment” shall mean any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the Participant’s benefit, whether paid or payable pursuant to this Agreement or otherwise;
(B) “Accounting Firm” shall mean a nationally recognized accounting firm as selected by the Company;
(C) “Plan Payment” shall mean a Payment paid or payable pursuant to the Plan (disregarding this Section 8(d));
(D) “Net After-Tax Receipt” shall mean the Present Value of a Payment net of all taxes imposed on the Participant with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to the Participant’s taxable income for the immediately preceding taxable year, or such other rate(s) as the Participant shall certify, in the Participant’s sole discretion, as likely to apply to the Participant in the relevant tax year(s);
(E) “Parachute Value” of a Payment shall mean the present value as of the date of the change of control for purposes of Section 280G of the Code of the portion of such Payment that constitutes a “parachute payment” under Section 280G(b)(2), as determined by the Accounting Firm for purposes of determining whether and to what extent the Excise Tax will apply to such Payment; and
(F) “Reduced Amount” shall mean the amount of the Plan Payments that (x) has a Present Value that is less than the Present Value of all Plan Payments and (y) results in aggregate Net After-Tax Receipts for all Payments that are greater than the Net After-Tax Receipts for all Payments that would result if the aggregate Present Value of the Plan Payments were any other amount that is less than the Present Value of all Plan Payments.

Section 9. Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Participant or other person receiving Grants or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Employer’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

Section 10. Transferability of Grants

(a) Nontransferability of Grants. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution. LTIP Awards are not transferable. If a Participant dies, any amounts payable after the Participant’s death pursuant to an LTIP Award shall be paid to the personal representative or other person entitled to succeed to the rights of the Participant.

(b) Transfer of Nonqualified Stock Options or Restricted Stock Awards. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Participant may transfer Nonqualified Stock Options or Restricted Stock Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option or Restricted Stock Award and the transferred Option or Restricted Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Option or Restricted Stock Award, as applicable, immediately before the transfer.

Section 11. Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant on the Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 12. Amendment and Termination of the Plan

(a) Amendment; No Repricing. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements. The terms of outstanding Grants may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.

(b) Termination of Plan. Unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders, with respect to Options and with respect to Restricted Stock Awards, the Plan shall terminate ten (10) years after the approval of the 2022 Omnibus Incentive Compensation Plan by the shareholders of the Company.

With respect to LTIP Awards, the Plan shall continue until terminated by the Board.

(c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made, or an outstanding Grant, shall not materially impair the rights of a Participant unless the Participant consents or unless the Committee acts under Section 13(f) below.

Section 13. Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Grants under the Plan in connection with a corporate merger, consolidation, the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, the acquisition of stock or property, reorganization or liquidation involving the Company, including Grants to employees or another corporation, firm or association who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan. Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the exercise price of Options at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c) Funding of the Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d) Rights of Participants. Nothing in the Plan shall entitle any Officer, Director, Employee, Consultant or other person to any claim or right to receive a Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code and that, to the extent applicable, Grants and LTIP Awards comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Grants issued under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes, additional interest or other adverse tax consequences under Section 409A(a)(1)(B) of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. To the extent required under Section 409A of the Code, payments or distributions to a Participant who is a “specified employee” (within the meaning of such term under Section 409A of the Code) upon his or her separation from service shall be postponed and subject to a six (6)-month delay and shall be paid within fifteen (15) days after the end of the six (6)-month period following separation from service or if the Participant dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of the Participant’s estate within sixty (60) days after the date of the Participant’s death. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A- 2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding anything in the Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of a Grant where such payment or settlement constitutes deferred compensation within the meaning of Code Section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation Section 1.409A-3(j)(4) or any successor provision.

(g) Employees Subject to Taxation Outside the United States. With respect to Participants who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Clawback Rights. Subject to the requirements of applicable law, the Committee may provide in any Grant Instrument that, if a Participant breaches any restrictive covenant agreement between the Participant and the Employer or otherwise engages in activities that constitute Cause either while Employed by, or providing service to, the Employer or within a specified period of time thereafter, all Grants held by the Participant shall terminate, and the Company may rescind any exercise of an Option and the vesting of any other Grant and delivery of shares upon such exercise or vesting, as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (i) the Participant shall return to the Company the shares received upon the exercise of any Option and/or the vesting and payment of any other Grant or, (ii) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach), net of the price originally paid by the Participant for the shares. Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee. In addition, any Grant which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to any such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any law, government regulation or stock exchange listing requirement).

(i) Clawback Policy. In May 2021, the Company adopted a “Clawback Policy” which permits the Committee, in its discretion and in accordance with principles established by the Committee from time to time, to approve the recoupment, repayment or forfeiture, as applicable, of any incentive-based compensation paid to any “officer” of the Company as defined under Rule 16a- 1(f) under the Securities Exchange Act of 1934 (a “Covered Executive”), if the Committee determines that:

a. the amount of Incentive-Based Compensation paid was based on the achievement of financial results that were subsequently the subject of a material accounting restatement that occurred within three years of such payment (except in the case of a restatement due to a change in accounting policy or simple error);
b. the Covered Executive engaged in fraud, gross negligence or intentional misconduct; or
c. the Covered Executive deliberately misled the market or the Company’s stockholders regarding the Company’s financial performance.

(j) Right of Offset. To the extent permitted by Section 409A of the Code, the Company shall have the right to offset against its obligation to pay an LTIP Award to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any LTIP Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

(k) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.